UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2005

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 11, 2005, Christopher G. O’Meara resigned as Executive Vice President and Chief Financial Officer, effective as of that date.

(c) On October 11, 2005, the Company appointed Murray D. Rode the Company’s Chief Financial Officer, in addition to his current role of Executive Vice President, Strategic Operations, effective as of October 12, 2005.

Mr. Rode, age 41, joined TIBCO in 1995 and has most recently served as Executive Vice President, Strategic Operations, responsible for general operations coordination, overall expense management, corporate strategy and budget planning, and mergers and acquisitions. Prior to joining TIBCO, Mr. Rode was a management consultant with a major international consulting firm. Mr. Rode holds a B.A. from the University of Alberta, Canada.

A copy of the Company’s press release announcing these events is hereby furnished as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of TIBCO Software Inc. dated October 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/S/ WILLIAM R. HUGHES
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: October 17, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of TIBCO Software Inc. dated October 17, 2005